Exhibit 99.2

SUPPLEMENTAL FINANCIAL INFORMATION

BED BATH & BEYOND
The Container Store
TARGET
WHOLE FOODS

SECOND QUARTER 2013

RPAI
Retail Properties of America, Inc.

SECOND QUARTER 2013 SUPPLEMENTAL FINANCIAL INFORMATION

Earnings Release i-vii . Financial Summary Condensed Consolidated Balance Sheets 1 Condensed Consolidated Statements of Operations 2 Funds From Operations, Operating FFO and Additional Information 3 Supplemental Financial Statement Detail 4 Capitalization 5 Unsecured Credit Facility Covenants 6 Consolidated Debt Summary 7 . Transaction Summary Acquisitions and Dispositions 8 . Portfolio Summary Property Overview 9 State/Regional Summary 10 Retail Operating Portfolio Occupancy 11 Top Retail Tenants 12 Retail Leasing Activity Summary 13 Retail Lease Expirations 14 . Unconsolidated Joint Venture Summary Unconsolidated Joint Venture Combined Financial Statements 15-17 Unconsolidated Joint Venture Overview and Debt Summary 18 . other Information Non-GAAP Financial Measures and Reconciliations 19-23 2021 SPRING ROAD, SUITE 200 OAK BROOK, IL 60523 WWW.RPAI.COM

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

SECOND QUARTER RESULTS

Oak Brook, IL – August 5, 2013 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter and six months ended June 30, 2013.

FINANCIAL RESULTS

For the quarter ended June 30, 2013, Retail Properties of America, Inc. reported:

■	Operating Funds From Operations (Operating FFO) of $60.6 million, or $0.26 per share, compared to $51.5 million, or $0.23 per share, for the same period in 2012;
■	Funds From Operations (FFO) of $88.2 million, or $0.38 per share, compared to $70.2 million, or $0.31 per share, for the same period in 2012;
■	Net income attributable to common shareholders of $13.6 million, or $0.06 per share, compared to $17.7 million, or $0.08 per share, for the same period in 2012;
■	Results for the quarter ended June 30, 2013 included $5.5 million of income attributable to settlement proceeds received from the Mervyns bankruptcy.

For the six months ended June 30, 2013, the Company reported:

■	Operating FFO of $112.8 million, or $0.49 per share, compared to $100.8 million, or $0.48 per share, for the same period in 2012;
■	FFO of $131.4 million, or $0.57 per share, compared to $118.6 million, or $0.56 per share, for the same period in 2012;
■	Net income attributable to common shareholders of $9.4 million, or $0.04 per share, compared to $1.4 million, or $0.01 per share, for the same period in 2012;
■	Results for the six months ended June 30, 2013 included $5.5 million of income attributable to settlement proceeds received from the Mervyns bankruptcy, as noted above.

OPERATING RESULTS

For the quarter ended June 30, 2013, the Company’s results for its consolidated portfolio were as follows:

■

1.5% increase in total same store net operating income (NOI) over the comparable period in 2012, based on same store occupancy of 92.1% at June 30, 2013, up 70 basis points from 91.4% at March 31, 2013 and up 160 basis points from 90.5% at June 30, 2012;

■	Total portfolio percent leased, including leases signed but not commenced: 93.4% at June 30, 2013, up 70 basis points from 92.7% at March 31, 2013 and up 180 basis points from 91.6% at June 30, 2012;
■	Retail portfolio percent leased, including leases signed but not commenced: 93.0% at June 30, 2013, up 80 basis points from 92.2% at March 31, 2013 and up 200 basis points from 91.0% at June 30, 2012;
■	1,344,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 257 new and renewal leases; and,
■	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 4.8%.

     Retail Properties of America, Inc.

T: 800.541.7661
www.rpai.com	2021 Spring Road, Suite 200
Oak Brook, IL 60523

“We are pleased to report another solid quarter of financial and operational results, with strong leasing velocity translating into sizable occupancy gains and continued positive releasing spreads,” stated Steve Grimes, president and chief executive officer. “Our sustained focus on small shop leasing resulted in an improvement in our small shop leased rate of 100 basis points during the quarter, which bodes well for our ability to drive NOI growth over the next twelve months.”

INVESTMENT ACTIVITY

During the quarter, asset sales totaled $12.3 million, including the Company’s pro rata share of unconsolidated joint ventures. Dispositions included a non-strategic retail asset for $6.5 million and an outparcel sale for $1.5 million. In addition, the last remaining property in the Hampton joint venture was sold for $4.5 million, of which the Company’s share was $4.3 million. Net proceeds from asset sales, before transaction expenses, were $8.5 million. Subsequent to quarter end, the Company sold a non-core office asset for net proceeds, before transaction expenses, of $11.5 million.

Year-to-date, closed or announced asset sales and earnouts totaled $159.5 million, including the announced sale of the Company’s 20% interest in eight properties to RioCan for $95.5 million. Net proceeds from these asset sales and earnouts, before transaction expenses, will be $60.0 million.

Year-to-date, announced acquisitions totaled $99.9 million, which represents the Company’s acquisition of RioCan’s 80% ownership interest in five properties. The RioCan transaction, including the sale of the Company’s 20% interest in eight properties, is expected to close on October 1, 2013, subject to customary closing conditions.

CAPITAL MARKETS ACTIVITY

Unsecured Credit Facility

During the quarter, the Company closed on a $1 billion amended and restated credit facility (the Facility), increasing total capacity by $350 million. The Facility is comprised of a $450 million unsecured term loan and a $550 million unsecured revolver. The interest rate on the unsecured term loan decreased 55 basis points to LIBOR plus 1.45% per annum and the interest rate on the unsecured revolver decreased 50 basis points to LIBOR plus 1.50% per annum. The improvement in pricing was due to a reduction in the applicable margin across all tiers of the leverage grid, as well as a migration to the lowest tier of the leverage grid. The movement within the leverage grid was the result of a reduction in the capitalization rate used to determine asset value under the Facility, from 7.50% to 7.25%.

The maturity dates on the Facility were extended by over two years, to May 2018 for the unsecured term loan and May 2017 for the unsecured revolver. The Company will have the option to extend the maturity of the unsecured revolver for one additional year to 2018, which it may exercise, subject to continued compliance with the terms of the Facility and the payment of an extension fee of 0.15%, a 10 basis point reduction from the previous facility. The Facility includes an accordion feature that allows the Company to increase the total potential capacity of the Facility up to $1.45 billion, subject to certain conditions.

At-the-Market Equity Program

During the quarter, the Company issued approximately 5.5 million shares of common stock under its at-the-market equity program at an average share price of $15.30, generating net proceeds of $82.8 million. Year-to-date, the Company issued approximately 5.5 million shares of common stock at an average share price of $15.29, generating net proceeds of $83.5 million.

Class B-2 Common Stock Conversion

On April 5, 2013, each share of Class B-2 common stock automatically converted into one share of Class A common stock. The Class B-3 shares of common stock are set to automatically convert on October 7, 2013.

BALANCE SHEET ACTIVITY

As of June 30, 2013, the Company had $2.4 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.9x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.3x, down from 7.6x as of June 30, 2012. Consolidated indebtedness, as of June 30, 2013, had a weighted average contractual interest rate of 5.31% and a weighted average maturity of 5.2 years.

During the quarter, the Company repaid or received forgiveness for $119.5 million of mortgage loans, excluding amortization, with a weighted average interest rate of 6.40%. In June, the Company settled the University Square mortgage of $26.9 million and $8.6 million of accrued interest for $7.3 million plus a $1.9 million restricted escrow that had been held by the lender, receiving debt forgiveness for the remaining amount outstanding on the mortgage of $19.6 million and the remaining accrued interest balance of $6.7 million, resulting in a gain on debt extinguishment of $26.3 million.

Subsequent to quarter end, the Company repaid an additional $181.0 million of mortgage loans, excluding amortization, with a weighted average interest rate of 6.41%. These repayments included two mortgages that were repaid, with no prepayment penalties, prior to their contractual maturity date: a $56.1 million mortgage with a contractual maturity date of December 1, 2034 and a contractual interest rate of 4.25%, or an in-place interest rate of 6.25% as a result of the hyper-amortization provisions of the loan agreement, and a $102.3 million cross-collateralized mortgage with a contractual maturity date of November 1, 2014 and a contractual interest rate of 7.85%.

“We are pleased with the significant expansion of our credit facility and the opportunistic utilization of our at-the-market equity program,” stated Angela Aman, executive vice president and chief financial officer. “The additional liquidity and balance sheet flexibility that was created during the second quarter position us well for growth going forward.”

GUIDANCE

The Company has updated its 2013 guidance, as detailed below:

	Previous Guidance	Updated Guidance
Operating FFO per share:	$0.88 - $0.92	$0.92 - $0.96
FFO per share:	$0.83 - $0.87	$0.98 - $1.02
Net income attributable to common shareholders per share:	$0.11 - $0.15	$0.15 - $0.19
Same-store NOI growth:	2.0% - 2.5%	2.0% - 2.5%
Disposition Activity:	$400 - $500 million	$400 - $500 million
Acquisition Activity:	$100 - $200 million	$100 - $200 million

DIVIDEND

On July 30, 2013, the Company’s Board of Directors declared the third quarter 2013 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning July 1, 2013, which will be paid on September 30, 2013, to preferred shareholders of record on September 19, 2013.

On July 30, 2013, the Company’s Board of Directors also declared the third quarter 2013 quarterly cash dividend of $0.165625 per share on all classes of outstanding common stock of RPAI. The common dividend will be paid on October 10, 2013, to common shareholders of record on September 27, 2013.

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Tuesday, August 6, 2013 at 11:00 AM EDT, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EDT on August 6, 2013, until midnight EDT on August 20, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and enter pin number 416492.

The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate investment trust that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same Store NOI represents NOI from our same store portfolio consisting of 238 operating properties acquired or placed in service prior to January 1, 2012, except for the one operating property that was classified as held for sale as of June 30, 2013, which is accounted for within discontinued operations. NOI from Other Investment Properties represents NOI primarily from our development properties, one former development property that was not classified within our operating property portfolio for both periods presented and University Square due to the continued exploration of strategic alternatives for this property. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that NOI, Same Store NOI, and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

v

Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.

Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.

CONTACT INFORMATION

Michael Fitzmaurice, VP - Finance

Retail Properties of America, Inc.

630.634.4233

Retail Properties of America, Inc.

FFO and Operating FFO Guidance (a)

	Per Share Guidance Range
	Full Year 2013
	Low	High

Net income attributable to common shareholders	$0.15	$0.19
Depreciation and amortization	0.99	0.99
Provision for impairment of investment properties	0.04	0.04
Gain on sales of investment properties	(0.20)	(0.20)
FFO	$0.98	$1.02

Impact on earnings from the early extinguishment of debt, net	(0.06)	(0.06)
Joint venture investment impairment	0.01	0.01
Provision for hedge ineffectiveness	-	-
Other	(0.01)	(0.01)
Operating FFO	$0.92	$0.96

(a)         Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	June 30,	December 31,
	2013	2012
Assets
Investment properties:
Land	$1,199,025	$1,209,523
Building and other improvements	4,665,617	4,703,859
Developments in progress	49,988	49,496
	5,914,630	5,962,878
Less accumulated depreciation	(1,349,165)	(1,275,787)
Net investment properties	4,565,465	4,687,091

Cash and cash equivalents	73,575	138,069
Investment in unconsolidated joint ventures	52,691	56,872
Accounts and notes receivable (net of allowances of $8,032 and $6,452, respectively)	78,463	85,431
Acquired lease intangibles, net	107,653	125,706
Assets associated with investment properties held for sale	14,917	8,922
Other assets, net	127,644	135,336
Total assets	$5,020,408	$5,237,427

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized discount of $(1,236) and $(1,492), respectively)	$1,915,120	$2,212,089
Credit facility	470,000	380,000
Accounts payable and accrued expenses	58,323	73,983
Distributions payable	41,493	38,200
Acquired below market lease intangibles, net	72,408	74,648
Liabilities associated with investment properties held for sale	1,566	60
Other liabilities	69,092	82,694
Total liabilities	2,628,002	2,861,674

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized
7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at June 30, 2013 and December 31, 2012; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 187,741 and 133,606 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	187	133
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,518 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	-	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 shares issued and outstanding at June 30, 2013 and December 31, 2012	49	49
Additional paid-in capital	4,919,162	4,835,370
Accumulated distributions in excess of earnings	(2,528,338)	(2,460,093)
Accumulated other comprehensive loss	(153)	(1,254)
Total shareholders’ equity	2,390,912	2,374,259
Noncontrolling interests	1,494	1,494
Total equity	2,392,406	2,375,753
Total liabilities and equity	$5,020,408	$5,237,427

2nd Quarter 2013 Supplemental Information	1

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$112,688	$111,558	$225,705	$223,880
Tenant recovery income	25,308	24,622	50,211	52,448
Other property income	2,467	2,807	5,013	5,545
Total revenues	140,463	138,987	280,929	281,873

Expenses:
Property operating expenses	22,801	22,945	46,851	47,266
Real estate taxes	18,592	18,764	37,023	37,881
Depreciation and amortization	62,950	54,085	117,306	108,316
Provision for impairment of investment properties	9,176	1,323	9,176	1,323
Loss on lease terminations	381	1,174	592	4,860
General and administrative expenses	8,288	6,543	16,343	11,464
Total expenses	122,188	104,834	227,291	211,110

Operating income	18,275	34,153	53,638	70,763

Gain on extinguishment of debt	26,331	-	26,331	3,879
Equity in loss of unconsolidated joint ventures, net	(461)	(1,286)	(862)	(3,604)
Interest expense	(35,824)	(36,906)	(82,951)	(87,928)
Co-venture obligation expense	-	(397)	-	(3,300)
Recognized gain on marketable securities	-	7,265	-	7,265
Other income, net	2,085	3,113	3,161	453
Income (loss) from continuing operations	10,406	5,942	(683)	(12,472)

Discontinued operations:
Income, net	5,151	564	5,187	1,096
Gain on sales of investment properties	21	6,847	1,935	7,762
Income from discontinued operations	5,172	7,411	7,122	8,858
Gain on sales of investment properties	393	4,323	7,652	5,002
Net income	15,971	17,676	14,091	1,388
Net income attributable to the Company	15,971	17,676	14,091	1,388
Preferred stock dividends	(2,363)	-	(4,725)	-
Net income attributable to common shareholders	$13,608	$17,676	$9,366	$1,388

Earnings (loss) per common share - basic and diluted
Continuing operations	$0.04	$0.05	$0.01	$(0.04)
Discontinued operations	0.02	0.03	0.03	0.05
Net income per common share attributable to common shareholders	$0.06	$0.08	$0.04	$0.01

Weighted average number of common shares outstanding - basic	233,624	226,543	232,117	210,331

Weighted average number of common shares outstanding - diluted	233,627	226,543	232,120	210,331

2nd Quarter 2013 Supplemental Information	2

Retail Properties of America, Inc.

Funds From Operations (FFO), Operating FFO and Additional Information

(amounts in thousands, except per share amounts and percentages)

(unaudited)

FFO and Operating FFO (a) (b)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income attributable to common shareholders	$13,608	$17,676	$9,366	$1,388
Depreciation and amortization	65,753	62,156	123,126	127,381
Provision for impairment of investment properties	9,238	1,498	9,462	2,553
Gain on sales of investment properties	(414)	(11,170)	(10,564)	(12,764)
FFO	$88,185	$70,160	$131,390	$118,558

FFO per common share outstanding	$0.38	$0.31	$0.57	$0.56

FFO	$88,185	$70,160	$131,390	$118,558
Impact on earnings from the early extinguishment of debt, net	(26,483)	(9,900)	(19,150)	(13,749)
Recognized gain on marketable securities	-	(7,265)	-	(7,265)
Joint venture investment impairment	134	-	1,834	-
Excise tax accrual	-	-	-	4,594
Provision for hedge ineffectiveness	(1,085)	155	(932)	310
Other	(150)	(1,627)	(350)	(1,627)
Operating FFO	$60,601	$51,523	$112,792	$100,821

Operating FFO per common share outstanding	$0.26	$0.23	$0.49	$0.48

Weighted average number of common shares outstanding - basic	233,624	226,543	232,117	210,331

Dividends declared per common share	$0.165625	$0.165625	$0.331250	$0.331250

Additional Information (b)
Operating property maintenance capital expenditures (c)	$1,891	$2,188	$5,366	$4,264
Operating property lease-related expenditures (d)	$11,025	$8,218	$22,337	$19,380
Straight-line rental income, net	$(263)	$286	$(848)	$683
Amortization of above and below market lease intangibles
and lease inducements (e)	$201	$281	$501	$771
Straight-line ground rent expense	$894	$910	$1,801	$1,826

(a)	Refer to page 19 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(c)	Consists of payments for building, site and other improvements.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements.

(e)

Amortization of above and below market lease intangibles and lease inducements in the table above includes the write-off of tenant-related above and below market lease intangibles and lease inducements that are presented within “Loss on lease terminations”. For the three months ended June 30, 2013 and 2012, the balances were $94 and $(7), respectively. For the six months ended June 30, 2013 and 2012, the balances were $251 and $(11), respectively.

2nd Quarter 2013 Supplemental Information	3

Retail Properties of America, Inc.

Supplemental Financial Statement Detail

(amounts in thousands)

(unaudited)

Supplemental Balance Sheet Detail	June 30,	December 31,
	2013	2012
Accounts and Notes Receivable
Accounts receivable (net of allowances of $6,296 and $5,514, respectively)	$26,222	$32,143
Straight-line receivables (net of allowances of $1,436 and $638, respectively)	52,241	53,288
Notes receivable (net of allowances of $300)	-	-
Total	$78,463	$85,431

Other Assets, net
Deferred costs, net	$51,755	$50,550
Restricted cash and escrows	54,771	63,539
Fair value of derivatives	444	-
Other assets, net	20,674	21,247
Total	$127,644	$135,336

Other Liabilities
Unearned income	$13,168	$25,791
Straight-line ground rent liability	34,392	32,591
Fair value of derivatives	878	2,783
Other liabilities	20,654	21,529
Total	$69,092	$82,694

Developments in Progress
Active developments	$3,607	$3,154
Property available for future development	46,381	46,342
Total	$49,988	$49,496

Supplemental Statements of Operations Detail

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Rental Income
Base rent	$112,142	$109,853	$223,426	$219,297
Percentage and specialty rent	708	1,189	2,920	3,221
Straight-line rent	(297)	176	(961)	511
Amortization of above and below market lease intangibles & lease inducements	135	340	320	851
Total	$112,688	$111,558	$225,705	$223,880

Other Property Income
Lease termination income	$697	$921	$1,336	$1,528
Other property income	1,770	1,886	3,677	4,017
Total	$2,467	$2,807	$5,013	$5,545

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease intangibles	$479	$1,167	$831	$4,853
Write-off of tenant-related above & below market lease intangibles & lease inducements	(98)	7	(239)	7
Total	$381	$1,174	$592	$4,860

Bad Debt Expense	$523	$234	$1,146	$442

Straight-line Ground Rent Expense	$894	$910	$1,801	$1,826

Management Fee Income from Joint Ventures (a)	$732	$708	$1,544	$1,479

Capitalized Interest	$-	$-	$-	$-

Net Operating Income (NOI)

Same Store NOI (b)
Rental income	$111,404	$109,551	$223,435	$219,777
Tenant recovery income	25,050	24,825	49,632	52,073
Other property income	2,370	2,584	4,855	5,245
Property operating expenses	(21,404)	(21,529)	(43,784)	(44,570)
Real estate taxes	(17,651)	(17,098)	(35,242)	(35,451)
Same Store NOI	$99,769	$98,333	$198,896	$197,074
NOI from Other Investment Properties (b) (c)	$357	$(661)	$601	$116
Total NOI (b)	$100,126	$97,672	$199,497	$197,190

Combined NOI (b) (d)	$103,473	$100,674	$206,076	$203,343

Combined NOI from Discontinued Operations (b) (d)	$5,228	$8,668	$5,649	$17,733

(a)	Amounts are included in “Other income, net” in the condensed consolidated statements of operations.

(b)	Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

(c)

NOI from Other Investment Properties includes net operating loss (NOL) of $(531) and $(1,785) for the three months ended June 30, 2013 and 2012, respectively, from University Square. NOI from Other Investment Properties includes NOL of $(1,001) and $(1,841) for the six months ended June 30, 2013 and 2012, respectively, from University Square.

(d)	Combined data includes our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

2nd Quarter 2013 Supplemental Information	4

Retail Properties of America, Inc.

Capitalization

(amounts in thousands, except ratios)

Capitalization Data
	June 30,	December 31,
	2013	2012
Equity Capitalization
Common stock shares outstanding	236,260	230,643
Common share price	$14.28	$11.97
	3,373,793	2,760,797
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,508,793	$2,895,797

Debt Capitalization
Total mortgages payable	$1,916,356	$2,088,581
Discount, net of accumulated amortization	(1,236)	(1,492)
Total mortgage debt, net	1,915,120	2,087,089

Notes payable	-	125,000
Credit facility	470,000	380,000
Total consolidated debt capitalization	2,385,120	2,592,089

Pro rata share of our investment property unconsolidated joint ventures’ total debt	89,425	103,540
Premium, net of accumulated amortization	127	2,138
Discount, net of accumulated amortization	(181)	(199)
Total mortgage debt, net	89,371	105,479

Combined debt capitalization	2,474,491	2,697,568

Total capitalization at end of period	$5,983,284	$5,593,365

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	June 30,		December 31,
	2013		2012

Total consolidated debt	$2,385,120		$2,592,089
Less: consolidated cash and cash equivalents	(73,575)		(138,069)
Net debt	2,311,545		2,454,020
Adjusted EBITDA (a) (b)	391,356		371,624
Net Debt to Adjusted EBITDA	5.9	x	6.6	x
Net Debt and Preferred Stock to Adjusted EBITDA	6.3	x	7.0	x

Net debt	2,311,545		2,454,020
Add: pro rata share of our investment property unconsolidated joint ventures’ total debt	89,371		105,479
Less: pro rata share of our investment property unconsolidated joint ventures’ cash and cash equivalents	(2,007)		(3,308)
Combined net debt	2,398,909		2,556,191
Combined Adjusted EBITDA (a) (b)	403,776		386,264
Combined Net Debt to Combined Adjusted EBITDA	5.9	x	6.6	x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	6.3	x	7.0	x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

2nd Quarter 2013 Supplemental Information	5

Retail Properties of America, Inc.

Unsecured Credit Facility Covenants (a)

(amounts in thousands, except percentages and ratios)

			June 30,
	Covenant		2013

Leverage ratio	< 60%	(b)	42.48%

Fixed charge coverage ratio	> 1.50x		1.89x

Secured indebtedness as a percentage of Total Asset Value	< 50.0%	(b) (c)	32.86%

Unencumbered asset pool covenants:

Leverage ratio	< 60%	(b)	24.88%

Unencumbered interest coverage ratio	> 1.75x		8.93x

(a)

For a complete listing of all covenants related to our unsecured credit facility as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013.

(b)	Based upon a capitalization rate of 7.25%.

(c)	This ratio will decrease to 45% on May 13, 2014.

2nd Quarter 2013 Supplemental Information	6

Retail Properties of America, Inc.

Consolidated Debt Summary as of June 30, 2013

(dollar amounts in thousands)

	Balance	Weighted Average (WA) Contractual Interest Rate		WA Years to Maturity

Fixed rate mortgages payable (a)	$1,905,937	6.17%		5.3 years
Variable rate construction loan	10,419	2.50%		1.3 years
Total mortgages payable	1,916,356	6.15%		5.3 years

Unsecured credit facility:
Fixed rate portion of term loan (b)	300,000	1.99%		4.9 years
Variable rate portion of term loan	150,000	1.65%		4.9 years
Variable rate revolving line of credit	20,000	1.70%		3.9 years
Total unsecured credit facility	470,000	1.87%		4.8 years

Total consolidated indebtedness	$2,386,356	5.31%	(c)	5.2 years

Consolidated Debt Maturity Schedule as of June 30, 2013

Year	Fixed Rate	Variable Rate	Total (a)	% of Total	WA Rates on Total Debt

2013	$96,810	$-	$96,810	4.1%	4.92%
2014	162,237	10,419	172,656	7.2%	6.92%
2015	451,934	-	451,934	18.9%	5.81%
2016	37,823	-	37,823	1.6%	6.22%
2017	285,617	20,000	305,617	12.8%	5.47%
2018	312,368	150,000	462,368	19.4%	2.01%
2019	514,808	-	514,808	21.6%	7.50%
2020	22,403	-	22,403	0.9%	7.56%
2021	3,327	-	3,327	0.1%	4.92%
2022	178,885	-	178,885	7.5%	4.86%
Thereafter	139,725	-	139,725	5.9%	4.46%
Total	$2,205,937	$180,419	$2,386,356	100.0%	5.31%	(c)

(a)	Balance does not include mortgage discount of $1,236, net of accumulated amortization, that was outstanding as of June 30, 2013.

(b)

In July 2012, we entered into an interest rate swap transaction to fix the variable rate portion of $300,000 of our term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.45% to 2.00%. The applicable margin was 1.45% as of June 30, 2013.

(c)

Interest rates presented exclude the impact of the discount amortization, capitalized loan fee amortization and the increase in the contractual interest rate for the mortgage where we had triggered the hyper-amortization provision of the loan agreement, which mortgage was fully repaid on July 1, 2013. As of June 30, 2013, our overall weighted average interest rate for consolidated debt including the impact of discount amortization, loan fee amortization and the higher hyper-amortization interest rate was 5.67%.

2nd Quarter 2013 Supplemental Information	7

Retail Properties of America, Inc.

Acquisitions and Dispositions for the Six Months Ended June 30, 2013

(amounts in thousands, except square footage amounts)

Acquisitions:

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture (a)	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt Incurred	GLA	Purchase Price	Mortgage Debt Incurred
None		n/a	n/a	-	$-	$-	-	$-	$-

Dispositions:

				Gross (at 100%)			Pro Rata Share
Property Name	Disposition Date	Joint Venture (a)	Property Type	GLA	Consideration	Mortgage Debt Extinguished	GLA	Consideration	Mortgage Debt Extinguished
Consolidated
Mervyns - Ridgecrest	January 16, 2013	n/a	Single-user retail	59,000	$500	$-	59,000	$500	$-
Mervyns - Highland	January 16, 2013	n/a	Single-user retail	80,500	2,133	-	80,500	2,133	-
American Express - DePere	January 25, 2013	n/a	Single-user office	132,300	17,233	-	132,300	17,233	-
Dick’s Sporting Goods - Fresno	June 21, 2013	n/a	Multi-tenant retail	77,400	6,500	-	77,400	6,500	-
Other (b)
First quarter	Various	n/a	Various	46,700	11,864	-	46,700	11,864	-
Second quarter	April 12, 2013	n/a	Parcel	7,000	1,495	-	7,000	1,495	-
				402,900	$39,725	$-	402,900	$39,725	$-

Unconsolidated
Parker, CO	March 27, 2013	Hampton	Multi-tenant retail	51,700	$8,800	$8,670	49,600	$8,439	$8,315
Littleton, CO	May 6, 2013	Hampton	Multi-tenant retail	45,100	4,500	3,963	43,300	4,316	3,801
				96,800	$13,300	$12,633	92,900	$12,755	$12,116

(a)	As of June 30, 2013, we held 20.0% ownership interests in our RioCan and MS Inland unconsolidated joint ventures as well as a 95.9% interest in our Hampton unconsolidated joint venture.

(b)	Includes proceeds from earnouts and the sale of parcels at operating properties.

2nd Quarter 2013 Supplemental Information	8

Retail Properties of America, Inc.

Property Overview as of June 30, 2013

(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100%:

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	82	10,515	32.4%	91.3%	93.2%	$135,974	31.9%	$14.17
East	67	8,569	26.4%	92.7%	95.3%	104,044	24.5%	13.10
West (b)	30	6,347	19.5%	89.8%	91.7%	85,690	20.1%	15.03
South	50	7,043	21.7%	89.5%	91.0%	100,094	23.5%	15.88
Total - Retail	229	32,474	100.0%	91.0%	93.0%	425,802	100.0%	14.41

Other:
Office	9	1,765		100.0%	100.0%	21,637		12.26
Industrial	2	287		100.0%	100.0%	1,532		5.33
Total Other	11	2,052		100.0%	100.0%	23,169		11.29

Total Consolidated Operating Portfolio	240	34,526		91.5%	93.4%	$448,971		$14.21

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership %	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	20.0%	1	221	5.1%	99.4%	99.4%	$4,495	6.9%	$20.47
East	20.0%	3	538	12.4%	84.1%	85.0%	6,692	10.2%	14.79
South	20.0%	16	3,565	82.5%	94.9%	95.4%	54,179	82.9%	16.03
Total - Retail		20	4,324	100.0%	93.7%	94.3%	$65,366	100.0%	$16.13

Total Pro Rata Operating Portfolio (c):

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	83	10,559	31.7%	91.3%	93.2%	$136,873	31.2%	$14.20
East	70	8,677	26.0%	92.6%	95.2%	105,381	24.0%	13.12
West (b)	30	6,347	19.1%	89.8%	91.7%	85,690	19.5%	15.03
South	66	7,756	23.2%	90.0%	91.4%	110,930	25.3%	15.89
Total - Retail	249	33,339	100.0%	91.0%	93.0%	438,874	100.0%	14.46

Other:
Office	9	1,765		100.0%	100.0%	21,637		12.26
Industrial	2	287		100.0%	100.0%	1,532		5.33
Total Other	11	2,052		100.0%	100.0%	23,169		11.29

Total Pro Rata Share	260	35,391		91.6%	93.4%	$462,043		$14.26

(a)        Percentages are only provided for our retail operating portfolio.

(b)        Excludes one single-user retail property classified as held for sale as of June 30, 2013.

(c)        Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

2nd Quarter 2013 Supplemental Information	9

Retail Properties of America, Inc.

State/Regional Summary as of June 30, 2013

(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR Per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.3%	92.4%	98.0%	$7,288	1.7%	$17.57
Indiana	4	653	1.9%	92.5%	98.0%	5,634	1.3%	9.32
Maine	2	423	1.3%	97.5%	97.5%	4,290	1.0%	10.40
Maryland	8	2,299	6.9%	92.5%	95.2%	32,851	7.5%	15.44
Massachusetts	5	1,184	3.6%	88.7%	94.2%	12,127	2.8%	11.54
Michigan	2	467	1.4%	95.2%	95.2%	8,137	1.9%	18.30
New Jersey	3	449	1.3%	92.4%	93.5%	4,608	1.0%	11.11
New York	32	1,552	4.7%	97.6%	97.9%	24,783	5.6%	16.36
Ohio	6	990	3.0%	73.7%	74.2%	9,348	2.1%	12.81
Pennsylvania	12	1,335	4.0%	93.9%	93.9%	16,618	3.8%	13.25
Rhode Island	3	271	0.8%	87.1%	87.1%	3,458	0.8%	14.63
Vermont	1	487	1.5%	89.5%	89.9%	7,731	1.7%	17.76
Subtotal - North	83	10,559	31.7%	91.3%	93.2%	136,873	31.2%	14.20

East
Alabama	6	372	1.1%	95.1%	97.2%	4,663	1.0%	13.20
Florida	14	1,596	4.8%	88.8%	94.1%	20,452	4.7%	14.43
Georgia	14	1,857	5.6%	92.5%	94.6%	20,280	4.6%	11.80
Illinois	7	990	3.0%	94.3%	95.6%	15,985	3.6%	17.12
Missouri	5	812	2.4%	84.0%	90.7%	7,749	1.8%	11.35
North Carolina	3	681	2.0%	99.7%	99.7%	7,354	1.7%	10.84
South Carolina	12	1,270	3.8%	95.1%	96.7%	14,131	3.2%	11.70
Tennessee	7	712	2.1%	93.8%	94.4%	7,493	1.7%	11.22
Virginia	2	387	1.2%	96.2%	97.5%	7,274	1.7%	19.50
Subtotal - East	70	8,677	26.0%	92.6%	95.2%	105,381	24.0%	13.12

West
Arizona	4	772	2.3%	88.9%	93.1%	10,459	2.4%	15.24
California (c)	9	1,336	4.0%	93.1%	94.2%	23,061	5.3%	18.54
Colorado	2	479	1.4%	87.1%	89.1%	4,598	1.0%	11.03
Iowa	1	134	0.4%	92.9%	92.9%	1,545	0.4%	12.39
Kansas	1	237	0.7%	100.0%	100.0%	2,325	0.5%	9.83
Montana	1	162	0.5%	100.0%	100.0%	1,931	0.4%	11.92
Nevada	3	607	1.8%	78.8%	82.0%	8,575	1.9%	17.92
New Mexico	1	224	0.7%	97.9%	97.9%	3,476	0.8%	15.84
Utah	2	717	2.2%	83.9%	85.8%	10,087	2.3%	16.77
Washington	4	1,257	3.8%	92.2%	93.0%	15,010	3.4%	12.96
Wisconsin	2	422	1.3%	88.5%	92.6%	4,623	1.1%	12.37
Subtotal - West	30	6,347	19.1%	89.8%	91.7%	85,690	19.5%	15.03

South
Louisiana	3	311	0.9%	100.0%	100.0%	3,891	0.9%	12.50
Oklahoma	6	164	0.5%	100.0%	100.0%	2,357	0.5%	14.40
Texas	57	7,281	21.8%	89.3%	90.9%	104,682	23.9%	16.09
Subtotal - South	66	7,756	23.2%	90.0%	91.4%	110,930	25.3%	15.89

Total - Pro Rata Retail	249	33,339	100.0%	91.0%	93.0%	438,874	100.0%	14.46

Other
Office	9	1,765		100.0%	100.0%	21,637		12.26
Industrial	2	287		100.0%	100.0%	1,532		5.33
Total - Pro Rata Other	11	2,052		100.0%	100.0%	23,169		11.29

Total Pro Rata Operating Portfolio	260	35,391		91.6%	93.4%	$462,043		$14.26

(a)        Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)        Percentages are only provided for our retail operating portfolio.

(c)        Excludes one single-user retail property classified as held for sale as of June 30, 2013.

2nd Quarter 2013 Supplemental Information	10

Retail Properties of America, Inc.

Retail Operating Portfolio Occupancy Breakdown as of June 30, 2013

(square footage amounts in thousands)

Consolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	82	10,515	91.3%	6,451	95.2%	1,917	93.7%	939	82.8%	1,208	72.9%
East	67	8,569	92.7%	4,651	97.6%	1,608	96.4%	754	88.7%	1,556	76.0%
West (a)	30	6,347	89.8%	3,258	95.9%	1,271	91.4%	697	80.1%	1,121	76.5%
South	50	7,043	89.5%	3,055	95.2%	1,388	91.9%	987	85.1%	1,613	79.4%
Total - Consolidated at 100%	229	32,474	91.0%	17,415	96.0%	6,184	93.5%	3,377	84.2%	5,498	76.4%

Total - % Leased including Signed	229	32,474	93.0%	17,415	97.6%	6,184	95.1%	3,377	87.6%	5,498	79.3%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	84.1%	274	82.1%	116	100.0%	46	73.4%	102	76.2%
South	16	3,565	94.9%	1,761	100.0%	457	100.0%	480	84.2%	867	87.6%
Total - Unconsolidated at 100%	20	4,324	93.7%	2,108	97.7%	701	100.0%	532	83.4%	983	86.5%

Total - % Leased including Signed	20	4,324	94.3%	2,108	97.7%	701	100.0%	532	83.4%	983	88.9%

Total Pro Rata Retail Operating Portfolio (b):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	83	10,559	91.3%	6,466	95.2%	1,943	93.8%	940	82.8%	1,210	73.0%
East	70	8,677	92.6%	4,706	97.4%	1,631	96.6%	764	88.4%	1,576	76.0%
West (a)	30	6,347	89.8%	3,258	95.9%	1,271	91.4%	697	80.1%	1,121	76.5%
South	66	7,756	90.0%	3,407	95.7%	1,479	92.4%	1,083	85.0%	1,787	80.2%
Total - Pro Rata Share	249	33,339	91.0%	17,837	96.0%	6,324	93.7%	3,484	84.2%	5,694	76.8%

Total - % Leased including Signed	249	33,339	93.0%	17,837	97.6%	6,324	95.3%	3,484	87.5%	5,694	79.6%

(a) Excludes one single-user retail property classified as held for sale as of June 30, 2013.

(b) Includes our consolidated retail operating portfolio plus our pro rata share of unconsolidated retail operating portfolio.

2nd Quarter 2013 Supplemental Information	11

Retail Properties of America, Inc.

Top Retail Tenants as of June 30, 2013

(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of June 30, 2013. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA		Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.
Best Buy Co., Inc.	Best Buy, Best Buy Mobile, Pacific Sales		31	1,069	3.5%	$14,677	3.3%	$13.73

Ahold USA, Inc.	Giant Foods, Stop & Shop		11	661	2.2%	13,097	3.0%	19.81

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx		48	1,266	4.2%	11,907	2.7%	9.41

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus Inc	.	35	851	2.8%	11,166	2.5%	13.12

Ross Stores, Inc.			41	1,060	3.5%	10,683	2.4%	10.08

Rite Aid Corporation			35	425	1.4%	10,417	2.4%	24.51

PetSmart, Inc.			40	703	2.3%	9,915	2.3%	14.10

The Home Depot, Inc.			9	1,097	3.6%	9,207	2.1%	8.39

The Sports Authority, Inc.			17	690	2.3%	8,059	1.8%	11.68

Michaels Stores, Inc.			30	611	2.0%	7,078	1.6%	11.58

Pier 1 Imports, Inc.			38	378	1.2%	7,017	1.6%	18.56

Publix Super Markets Inc.			15	637	2.1%	6,751	1.5%	10.60

Edwards Theaters, Inc.			2	219	0.7%	6,609	1.5%	30.18

Wal-Mart Stores, Inc.	Wal-Mart, Sam’s Club		7	963	3.2%	6,315	1.4%	6.56

Dicks Sporting Goods, Inc.	Dick’s Sporting Goods, Golf Galaxy		11	504	1.7%	6,231	1.4%	12.36

Kohl’s Corporation			10	849	2.8%	5,826	1.3%	6.86

Office Depot, Inc.			21	410	1.4%	5,410	1.2%	13.20

Ascena Retail Group Inc.	Catherine’s, Dress Barn, Justice, Lane Bryant, Maurices		56	269	0.9%	5,139	1.2%	19.10

AB Acquisition LLC	Acme, Jewel-Osco, Shaw’s Supermarkets		5	312	1.0%	4,763	1.1%	15.27

Staples, Inc.			18	342	1.1%	4,687	1.1%	13.70
Total Top Retail Tenants			480	13,316	43.9%	$164,954	37.4%	$12.39

2nd Quarter 2013 Supplemental Information	12

Retail Properties of America, Inc.

Retail Leasing Activity Summary

(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of June 30, 2013 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q2 2013	257	1,344	$15.90	$15.17	4.81%	4.75	$4.03
Q1 2013	159	906	$15.15	$14.35	5.57%	5.25	$7.62
Q4 2012	178	1,094	$16.86	$15.98	5.51%	6.70	$15.93
Q3 2012	166	1,023	$16.94	$16.00	5.88%	5.54	$7.70
Total - 12 months	760	4,367	$16.18	$15.36	5.34%	5.54	$8.61

Comparable Renewal Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2013	169	1,070	$15.53	$14.83	4.72%	4.41	$0.82
Q1 2013	119	762	$14.62	$13.93	4.95%	4.79	$3.20
Q4 2012	111	686	$16.18	$15.02	7.72%	5.76	$2.24
Q3 2012	113	737	$16.42	$15.64	4.99%	4.65	$0.90
Total - 12 months	512	3,255	$15.65	$14.84	5.46%	4.84	$1.70

Comparable New Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2013	25	75	$21.11	$20.09	5.08%	5.29	$16.32
Q1 2013	16	37	$26.00	$22.98	13.14%	6.69	$18.04
Q4 2012	24	91	$22.07	$23.26	(5.12%)	7.61	$25.37
Q3 2012	19	83	$21.59	$19.16	12.68%	7.85	$29.88
Total - 12 months	84	286	$22.19	$21.20	4.67%	6.96	$23.34

Non-Comparable New and Renewal Leases (b)

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q2 2013	63	199	$15.14	n/a	n/a	6.31	$16.60
Q1 2013	24	107	$15.40	n/a	n/a	7.52	$35.46
Q4 2012	43	317	$15.69	n/a	n/a	8.44	$42.87
Q3 2012	34	203	$13.91	n/a	n/a	7.92	$23.36
Total - 12 months	164	826	$15.08	n/a	n/a	7.69	$30.78

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)

Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

2nd Quarter 2013 Supplemental Information	13

Retail Properties of America, Inc.

Retail Lease Expirations as of June 30, 2013

(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of June 30, 2013, of lease expirations scheduled to occur during the remainder of 2013 and each of the nine calendar years from 2014 to 2022 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of June 30, 2013. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp.
2013	199	550	1.8%	1.7%	$10,835	2.4%	$19.70	$10,835	$19.70
2014	713	3,359	11.1%	10.1%	55,440	12.6%	16.50	55,532	16.53
2015	529	3,340	11.0%	10.0%	48,581	11.1%	14.55	49,262	14.75
2016	439	2,818	9.3%	8.4%	46,282	10.5%	16.42	47,292	16.78
2017	465	2,865	9.4%	8.6%	44,452	10.2%	15.52	45,705	15.95
2018	416	2,896	9.5%	8.7%	45,642	10.4%	15.76	48,536	16.76
2019	178	2,506	8.3%	7.5%	34,551	7.9%	13.79	36,526	14.58
2020	116	2,117	7.0%	6.4%	24,714	5.6%	11.67	26,371	12.46
2021	105	1,647	5.4%	4.9%	24,088	5.5%	14.63	26,317	15.98
2022	117	2,190	7.2%	6.5%	27,157	6.2%	12.40	28,885	13.19
Thereafter	237	5,839	19.3%	17.5%	73,637	16.8%	12.61	79,246	13.57
Month to month	71	225	0.7%	0.7%	3,495	0.8%	15.53	3,495	15.53
Leased Total	3,585	30,352	100.0%	91.0%	$438,874	100.0%	$14.46	$458,002	$15.09

Leases signed but not commenced	118	657	-	2.0%	$10,432	-	$15.88	$11,447	$17.42
Available		2,330	-	7.0%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp.
2013	8	152	0.5%	0.5%	$1,528	0.3%	$10.05	$1,528	$10.05
2014	86	1,792	5.9%	5.4%	21,155	4.8%	11.81	21,176	11.82
2015	102	2,290	7.5%	6.9%	25,464	5.8%	11.12	25,673	11.21
2016	73	1,905	6.3%	5.7%	24,574	5.6%	12.90	24,881	13.06
2017	69	1,895	6.2%	5.7%	20,880	4.8%	11.02	20,921	11.04
2018	84	1,987	6.5%	6.0%	24,106	5.5%	12.13	24,914	12.54
2019	80	2,197	7.2%	6.6%	27,215	6.2%	12.39	28,544	12.99
2020	55	1,888	6.2%	5.7%	19,240	4.4%	10.19	20,269	10.74
2021	41	1,404	4.6%	4.2%	19,184	4.4%	13.66	20,591	14.67
2022	55	1,983	6.5%	5.9%	22,191	5.1%	11.19	23,156	11.68
Thereafter	136	5,481	18.1%	16.4%	64,602	14.7%	11.79	68,180	12.44
Month to month	4	62	0.2%	0.2%	661	0.2%	10.66	661	10.66
Leased Total	793	23,036	75.7%	69.2%	$270,800	61.8%	$11.76	$280,494	$12.18

Leases signed but not commenced	14	384	-	1.2%	$4,102	-	$10.68	$4,453	$11.60
Available		744	-	2.2%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp.
2013	191	398	1.3%	1.2%	$9,307	2.1%	$23.38	$9,307	$23.38
2014	627	1,567	5.2%	4.7%	34,285	7.8%	21.88	34,356	21.92
2015	427	1,050	3.5%	3.1%	23,117	5.3%	22.02	23,589	22.47
2016	366	913	3.0%	2.7%	21,708	4.9%	23.78	22,411	24.55
2017	396	970	3.2%	2.9%	23,572	5.4%	24.30	24,784	25.55
2018	332	909	3.0%	2.7%	21,536	4.9%	23.69	23,622	25.99
2019	98	309	1.1%	0.9%	7,336	1.7%	23.74	7,982	25.83
2020	61	229	0.8%	0.7%	5,474	1.2%	23.90	6,102	26.65
2021	64	243	0.8%	0.7%	4,904	1.1%	20.18	5,726	23.56
2022	62	207	0.7%	0.6%	4,966	1.1%	23.99	5,729	27.68
Thereafter	101	358	1.2%	1.1%	9,035	2.1%	25.24	11,066	30.91
Month to month	67	163	0.5%	0.5%	2,834	0.6%	17.39	2,834	17.39
Leased Total	2,792	7,316	24.3%	21.8%	$168,074	38.2%	$22.97	$177,508	$24.26

Leases signed but not commenced	104	273	-	0.8%	$6,330	-	$23.19	$6,994	$25.62
Available		1,586	-	4.8%

(a)       Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

2nd Quarter 2013 Supplemental Information	14

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Balance Sheets (a)

	June 30,	December 31,
	2013	2012

Real estate assets	$613,708	$719,416
Less: accumulated depreciation	(69,315)	(66,127)
Real estate, net	544,393	653,289

Cash and cash equivalents	10,033	16,376
Receivables, net	7,569	11,350
Acquired lease intangibles, net	96,829	127,565
Other assets, net	10,411	16,289
Assets associated with investment properties held for sale	105,810	-
Total assets	$775,045	$824,869

Mortgage debt, net (includes unamortized premium of $477 and $2,975, respectively, and unamortized discount of $(903) and $(994), respectively)	$378,747	$471,122
Accounts payable and accrued expenses	8,205	15,976
Acquired below market lease intangibles, net	11,344	14,669
Other liabilities	18,214	27,712
Liabilities associated with investment properties held for sale	72,268	-
Total liabilities	488,778	529,479

Total equity	286,267	295,390
Total liabilities and equity	$775,045	$824,869

RPAI Pro Rata Unconsolidated Joint Venture Combined Balance Sheets (b)

	June 30,	December 31,
	2013	2012

Real estate assets	$141,074	$154,757
Less: accumulated depreciation	(14,863)	(14,961)
Real estate, net	126,211	139,796

Cash and cash equivalents	2,007	3,308
Receivables, net	1,721	2,580
Acquired lease intangibles, net	22,671	25,513
Other assets, net	2,398	3,891
Total assets	$155,008	$175,088

Mortgage debt, net (includes unamortized premium of $127 and $2,138, respectively, and unamortized discount of $(181) and $(199), respectively)	$89,371	$105,479
Accounts payable and accrued expenses	1,915	3,412
Acquired below market lease intangibles, net	2,665	2,934
Other liabilities	3,804	5,553
Total liabilities	97,755	117,378

Total equity	57,253	57,710
Total liabilities and equity	$155,008	$175,088

(a)

Represents combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures. The one remaining asset held by the Hampton joint venture was sold on May 6, 2013 and we received a distribution representing our pro rata share of the final net assets of the venture prior to June 30, 2013.

(b)

Represents our pro rata share of the combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for actual and anticipated real estate transactions between joint ventures or with RPAI due to our continuing involvement with the properties.

2nd Quarter 2013 Supplemental Information	15

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Rental income	$14,193	$13,977	$28,565	$27,978
Tenant recovery income	5,158	4,864	9,749	9,665
Other property income	201	72	345	215
Total revenues	19,552	18,913	38,659	37,858

Property operating expenses	2,479	3,571	5,025	6,076
Real estate taxes	3,350	3,282	6,700	6,583
Depreciation and amortization	9,423	10,671	19,252	21,523
Loss on lease terminations	303	168	848	1,022
General and administrative expenses	196	224	377	756
Other operating expenses	-	-	-	842
Total expenses	15,751	17,916	32,202	36,802

Operating income	3,801	997	6,457	1,056

Interest expense, net	(3,892)	(4,409)	(6,623)	(8,962)
Other income, net	4	145	4	169
Loss from continuing operations	(87)	(3,267)	(162)	(7,737)

Discontinued operations:
Loss, net	(435)	(341)	(886)	(2,674)
Gain on sales of investment properties	-	-	1,019	2,444
(Loss) income from discontinued operations	(435)	(341)	133	(230)

Net loss	$(522)	$(3,608)	$(29)	$(7,967)

Funds From Operations (FFO) (b)
Net loss	$(522)	$(3,608)	$(29)	$(7,967)
Depreciation and amortization	11,376	12,830	23,651	26,495
Provision for impairment of investment properties	64	65	298	1,522
Gain on sales of investment properties	-	-	(1,019)	(2,444)
FFO	$10,918	$9,287	$22,901	$17,606

(a)

Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures. The one remaining asset held by the Hampton joint venture was sold on May 6, 2013 and we received a distribution representing our pro rata share of the final net assets of the venture prior to June 30, 2013.

(b)	Refer to page 19 for definition of FFO.

2nd Quarter 2013 Supplemental Information	16

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

RPAI Pro Rata Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Rental income	$3,289	$3,250	$6,616	$6,496
Tenant recovery income	1,163	1,107	2,222	2,195
Other property income	41	29	69	58
Total revenues	4,493	4,386	8,907	8,749

Property operating expenses	388	614	773	992
Real estate taxes	752	738	1,503	1,492
Depreciation and amortization	2,204	2,497	4,504	5,026
Loss on lease terminations	71	34	181	205
General and administrative expenses	43	45	80	158
Other operating expenses	-	-	-	-
Total expenses	3,458	3,928	7,041	7,873

Operating income	1,035	458	1,866	876

Interest expense, net	(768)	(982)	(319)	(2,032)
Other income (expense), net	11	-	10	(5)
Income (loss) from continuing operations	278	(524)	1,557	(1,161)

Discontinued operations:
(Loss) income, net	(67)	65	(112)	(1,428)
Gain on sales of investment properties	-	-	977	-
(Loss) income from discontinued operations	(67)	65	865	(1,428)

Net income (loss)	$211	$(459)	$2,422	$(2,589)
RPAI ownership adjustments (b)	(672)	(827)	(3,284)	(1,015)
Net loss attributable to RPAI’s ownership interests	$(461)	$(1,286)	$(862)	$(3,604)

Funds From Operations (FFO) (c)
Net loss attributable to RPAI’s ownership interests	$(461)	$(1,286)	$(862)	$(3,604)
Depreciation and amortization	2,289	2,697	4,854	5,577
Provision for impairment of investment properties	62	175	286	1,230
Gain on sales of investment properties	-	-	(977)	-
FFO	$1,890	$1,586	$3,301	$3,203

(a)

Represents our pro rata share of the combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for actual and anticipated real estate transactions between joint ventures or with RPAI due to our continuing involvement with the properties.

(b)

Represents adjustments to reflect RPAI’s investment basis and other unconsolidated joint venture activity, inclusive of $1,834 of investment-level impairment charges recorded during the six months ended June 30, 2013 ($134 of which relates to the three months ended June 30, 2013) to the carrying value of our Hampton investment, outside basis amortization and activity of our captive insurance plan.

(c)	Refer to page 19 for definition of FFO.

2nd Quarter 2013 Supplemental Information	17

Retail Properties of America, Inc.

Unconsolidated Joint Venture Overview and Debt Summary as of June 30, 2013

(dollar amounts and square footage in thousands)

Unconsolidated Joint Venture Overview

				At 100%			Pro Rata Share
	Ownership	Number of
Joint Venture	Interest	Properties		GLA	ABR	Debt (a)	GLA	ABR	Debt (b)

MS Inland	20.0%	6		1,195	$20,229	$142,998	239	$4,046	$28,599
RioCan	20.0%	14	(c)	3,129	45,137	304,129	626	9,027	60,826
		20		4,324	$65,366	$447,127	865	$13,073	$89,425

Unconsolidated Joint Venture Debt Summary

	At 100%	Pro Rata Share
	Debt (a)	Debt (b)	WA Interest Rate	WA Years to Maturity
Fixed rate:
Mortgages payable	$342,777	$68,555	4.87%	4.7 years
Variable rate:
Mortgages payable	104,350	20,870	2.55%	1.0 years
Total	$447,127	$89,425	4.33%	3.8 years

Total Unconsolidated Joint Venture Debt Maturity Schedule as of June 30, 2013

	At 100%			Pro Rata Share
Year	Fixed Rate	Variable Rate	Total (a)	Fixed Rate	Variable Rate	Total (b)	% of Total	WA Rates on Total Debt

2013	$27,672	$-	$27,672	$5,534	$-	$5,534	6.2%	5.59%
2014	2,552	53,200	55,752	510	10,640	11,150	12.5%	2.57%
2015	82,003	51,150	133,153	16,401	10,230	26,631	29.8%	4.39%
2016	31,747	-	31,747	6,350	-	6,350	7.1%	3.68%
2017	46,617	-	46,617	9,324	-	9,324	10.4%	4.44%
2018	58,257	-	58,257	11,651	-	11,651	13.0%	4.54%
2019	873	-	873	175	-	175	0.2%	4.85%
Thereafter	93,056	-	93,056	18,610	-	18,610	20.8%	4.93%
Total	$342,777	$104,350	$447,127	$68,555	$20,870	$89,425	100.0%	4.33%

(a)	Does not include any premium or discount, of which $637 and $(903), net of accumulated amortization, respectively, is outstanding as of June 30, 2013.

(b)	Does not include our pro rata share of premium or discount, of which $127 and $(181), net of accumulated amortization, respectively, is outstanding as of June 30, 2013.

(c)

Within our Q1 2013 Earnings Release, the anticipated RioCan transaction refers to a portfolio of 13 properties. The difference in property count as compared to the table above is due to the aggregation of two phases of one property which we have historically categorized as two separate properties.

2nd Quarter 2013 Supplemental Information	18

Retail Properties of America, Inc.

Non-GAAP Financial Measures and Other Definitions

Occupancy

Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Percent Leased Including Signed

Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.

Funds From Operations (FFO)

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.

Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations, encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

Operating FFO

Operating FFO is defined as FFO excluding the impact on earnings from the early extinguishment of debt and other items as denoted within the calculation. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Operating Income (NOI) and Combined NOI

We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Combined NOI represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, excluding discontinued operations associated with those ventures. We believe that NOI and Combined NOI are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use NOI and Combined NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations

Same Store NOI represents NOI from our same store portfolio consisting of 238 operating properties acquired or placed in service prior to January 1, 2012, except for the one operating property that was classified as held for sale as of June 30, 2013, which is accounted for within discountinued operations. NOI from Other Investment Properties represents NOI primarily from our development properties, one former development property that was not classified within our operating property portfolio for both periods presented and University Square due to the continued exploration of strategic alternatives for the property. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. Combined NOI from Discontinued Operations represents NOI from discontinued operations plus our pro rata share of NOI from discontinued operations from our investment property unconsolidated joint ventures. We believe that Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

2nd Quarter 2013 Supplemental Information	19

Retail Properties of America, Inc.

Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA

Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA

Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA

Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

2nd Quarter 2013 Supplemental Information	20

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Same store investment properties (238 properties):
Rental income	$111,404	$109,551	$223,435	$219,777
Tenant recovery income	25,050	24,825	49,632	52,073
Other property income	2,370	2,584	4,855	5,245
Other investment properties:
Rental income	1,446	1,491	2,911	2,741
Tenant recovery income	258	(203)	579	375
Other property income	97	223	158	300
Expenses:
Same store investment properties (238 properties):
Property operating expenses	(21,404)	(21,529)	(43,784)	(44,570)
Real estate taxes	(17,651)	(17,098)	(35,242)	(35,451)
Other investment properties:
Property operating expenses	(503)	(506)	(1,266)	(870)
Real estate taxes	(941)	(1,666)	(1,781)	(2,430)

Net operating income:
Same store investment properties	99,769	98,333	198,896	197,074
Other investment properties	357	(661)	601	116
Total net operating income	100,126	97,672	199,497	197,190

Other (expense) income:
Straight-line rental income, net	(297)	176	(961)	511
Amortization of acquired above and below market lease intangibles, net	222	356	487	879
Amortization of lease inducements	(87)	(16)	(167)	(28)
Straight-line ground rent expense	(894)	(910)	(1,801)	(1,826)
Depreciation and amortization	(62,950)	(54,085)	(117,306)	(108,316)
Provision for impairment of investment properties	(9,176)	(1,323)	(9,176)	(1,323)
Loss on lease terminations	(381)	(1,174)	(592)	(4,860)
General and administrative expenses	(8,288)	(6,543)	(16,343)	(11,464)
Gain on extinguishment of debt	26,331	-	26,331	3,879
Equity in loss of unconsolidated joint ventures, net	(461)	(1,286)	(862)	(3,604)
Interest expense	(35,824)	(36,906)	(82,951)	(87,928)
Co-venture obligation expense	-	(397)	-	(3,300)
Recognized gain on marketable securities	-	7,265	-	7,265
Other income, net	2,085	3,113	3,161	453
Total other expense	(89,720)	(91,730)	(200,180)	(209,662)

Income (loss) from continuing operations	10,406	5,942	(683)	(12,472)

Discontinued operations:
Income, net	5,151	564	5,187	1,096
Gain on sales of investment properties	21	6,847	1,935	7,762
Income from discontinued operations	5,172	7,411	7,122	8,858
Gain on sales of investment properties	393	4,323	7,652	5,002
Net income	15,971	17,676	14,091	1,388
Net income attributable to the Company	15,971	17,676	14,091	1,388
Preferred stock dividends	(2,363)	-	(4,725)	-
Net income attributable to common shareholders	$13,608	$17,676	$9,366	$1,388

Net operating income:
Consolidated NOI	$100,126	$97,672	$199,497	$197,190
Pro rata share of investment property unconsolidated joint ventures NOI (a)	3,347	3,002	6,579	6,153
Combined NOI	$103,473	$100,674	$206,076	$203,343

(a)  Amounts shown net of intercompany eliminations.

2nd Quarter 2013 Supplemental Information	21

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	June 30, 2013	December 31, 2012

Net income attributable to common shareholders	$13,608	$13,854
Preferred stock dividends	2,363	263
Interest expense	35,824	43,190
Interest expense (discontinued operations)	-	1,654
Depreciation and amortization	62,950	54,279
Depreciation and amortization (discontinued operations)	50	1,137
Gain on sales of investment properties	(393)	(1,191)
Gain on sales of investment properties (discontinued operations)	(21)	(13,623)
Gain on extinguishment of debt	(26,331)	-
Loss on lease terminations (a)	479	458
Joint venture investment impairment	134	-
Provision for impairment of investment properties	9,176	-
Provision for impairment of investment properties (discontinued operations)	-	2,352
Recognized gain on marketable securities	-	(9,467)
Adjusted EBITDA	$97,839	$92,906
Annualized	$391,356	$371,624

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	768	937
Depreciation and amortization	2,221	2,559
Loss on lease terminations (a)	68	104
Provision for impairment of investment properties	62	87
Amortization of basis	(14)	(27)
Combined Adjusted EBITDA	$100,944	$96,566
Annualized	$403,776	$386,264

Reconciliation of Operating Income from Discontinued Operations to NOI from Discontinued Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$113	$8,934	$318	$18,802
Tenant recovery income	(56)	614	(25)	1,249
Other property income	5,342	18	5,348	50
Expenses:
Property operating expenses	(178)	(604)	(360)	(1,370)
Real estate taxes	(4)	(577)	44	(1,417)
Net operating income from discontinued operations	5,217	8,385	5,325	17,314

Other (expense) income:
Straight-line rental income	-	53	-	72
Amortization of acquired above and below market lease intangibles, net	-	21	-	44
Amortization of lease inducements	-	(57)	(14)	(85)
Depreciation and amortization	(50)	(4,204)	(158)	(8,594)
Loss on lease terminations	-	(3)	-	(41)
Interest expense	-	(3,631)	-	(7,614)
Other (expense) income, net	(16)	-	34	-
Total other expense	(66)	(7,821)	(138)	(16,218)

Operating income from discontinued operations	$5,151	$564	$5,187	$1,096

NOI from discontinued operations
Consolidated	$5,217	$8,385	$5,325	$17,314
Pro rata share of investment property unconsolidated joint ventures (b)	11	283	324	419
Combined NOI from discontinued operations	$5,228	$8,668	$5,649	$17,733

(a)

Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in “Loss on lease terminations” in the condensed consolidated statements of operations.

(b)	Amounts shown net of intercompany eliminations.

2nd Quarter 2013 Supplemental Information	22

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Pro Rata Share of Net Income (Loss) to NOI from Investment Property Unconsolidated Joint Ventures

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Same store investment properties (20 properties):
Rental income	$3,283	$3,218	$6,564	$6,384
Tenant recovery income	1,163	1,107	2,222	2,195
Other property income	41	29	69	58
Discontinued operations properties:
Rental income	41	343	335	620
Tenant recovery income	21	88	124	146
Expenses:
Same store investment properties (20 properties):
Property operating expenses	(388)	(614)	(773)	(992)
Real estate taxes	(752)	(738)	(1,503)	(1,492)
Discontinued operations properties:
Property operating expenses	(41)	(74)	(79)	(192)
Real estate taxes	(10)	(74)	(56)	(155)

Net operating income:
Same store investment properties	3,347	3,002	6,579	6,153
Discontinued operations properties	11	283	324	419
Total net operating income	3,358	3,285	6,903	6,572

Other (expense) income from continuing operations:
Straight-line rental income, net	34	48	108	140
Amortization of acquired above and below market lease intangibles, net	(18)	(16)	(37)	(27)
Amortization of lease inducements	(10)	-	(19)	(1)
Depreciation and amortization	(2,204)	(2,497)	(4,504)	(5,026)
Loss on lease terminations	(71)	(34)	(181)	(205)
General and administrative expenses	(43)	(45)	(80)	(158)
Interest expense, net	(768)	(982)	(319)	(2,032)
Other income (expense), net	11	-	10	(5)
Total other expense	(3,069)	(3,526)	(5,022)	(7,314)

Other expense from discontinued operations, net	(78)	(218)	(436)	(1,847)

Gain on sales of investment properties, net	-	-	977	-

Net income (loss)	$211	$(459)	$2,422	$(2,589)

2nd Quarter 2013 Supplemental Information	23